EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form S-1 of Zoom Telephonics, Inc. of our report dated March 30, 2010 related to the balance sheet as of December 31, 2009, and the related statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows of Zoom Telephonics, Inc. for the year then ended.

We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/ UHY LLP
Houston, Texas
September 13, 2011